BARK Announces Departure of Chief Technology Officer

Nari Sitaraman will step down from his role as Chief Technology Officer on January 19th, 2024

Eric Picard, Vice President of Product Management, will assume the responsibilities of Mr. Sitaraman

NEW YORK – December 28, 2023 – BARK, Inc. (“BARK” or the “Company”) (NYSE: BARK), a leading global omnichannel dog brand with the mission to make all dogs happy, announced today that Nari Sitaraman will be stepping down from his role as Chief Technology Officer (“CTO”) to take a role at another company. Mr. Sitaraman will remain the CTO of BARK through January 19th, 2024. Eric Picard, Vice President of Product Management, will assume the responsibilities of Mr. Sitaraman upon his departure.

“Nari has been an important asset in driving the evolution of our technology organization over the past two years,” said Matt Meeker, Co-Founder and Chief Executive Officer of BARK. “During this time, we have broadened our product portfolio, launched our unified platform at BARK.co, and built a talented technology team in the process. As we migrate to more modern and efficient technology solutions, we are excited for Eric Picard, a senior technology leader with experience across both high-growth technology startups and established companies including Pandora and Microsoft, to continue the evolution of our technology journey. We thank Nari for all of his contributions over the years and look forward to building upon our recent progress under Eric’s leadership.”

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog’s breed, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at BARK.co for more information.

Forward Looking Statements
This press release contains “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements under the US securities laws. All statements, other than statements of present or historical facts, contained in this press release, regarding the listing of our common stock on the NYSE and expectations, plans and objectives of management are forward-looking statements. Forward-looking statements are typically identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook, “estimate,” “will,” “should,” “would” and “could” and other similar words and expressions. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our ability to implement business plans, forecasts, and other expectations; our ability to finance and invest in growth initiatives; the ability to get the stockholder approval to effectuate a reverse stock-split, if necessary; and the other risks disclosed in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com